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                                                                       Exhibit 5



                                                                  March 19, 2004

Citigroup Global Markets, Inc.
As Representative of the Several Underwriters
c/o Citigroup Global Markets, Inc.
388 Greenwich Street
New York, New York  10013

RE:      Acadia Realty Trust (the "Company")

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain Common Shares of Beneficial Interest of the Company ("Common Shares") or securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to carry out a public offering of Common Shares (the "Offering") on behalf of certain of its shareholders for which Citigroup Global Markets, Inc. will act as the representative (the "Representative") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, providing a more liquid market for the Company's Common Shares. The undersigned recognizes that the Offering will be of benefit to the selling shareholders by providing liquidity to such shareholders. The undersigned acknowledges that you and the other underwriters, if any, are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting agreement (the "Underwriting Agreement") with the Representative, the Company and the selling shareholders with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Shares, options or warrants to acquire shares of Common Shares, or securities exchangeable or exercisable for or convertible into shares of Common Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date one-hundred and eighty (180) days after the date of the Prospectus (the "Lock-Up Period"). The undersigned also agrees and consents to the entry, by the Company, of stop transfer instructions, which shall remain in effect only during the Lock-Up Period, with the Company's transfer agent and registrar against the transfer of shares of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares held by the undersigned except in compliance with the foregoing restrictions or with the consent of the Representative; provided, however, that nothing herein shall prohibit (i) transfers to affiliates, family members, charitable remainder trusts or charitable institutions that agree in writing to be bound by the terms of this letter agreement or (ii) the exercise by the undersigned of outstanding stock options held by the undersigned,

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provided the Common Shares received by the undersigned upon any such exercise shall be subject to the provisions of this agreement during the Lock-Up Period.

         If for any reason the Underwriting Agreement shall be terminated prior to the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. The undersigned has been advised by the Representative that each selling shareholder has signed a lock-up agreement with identical terms to those contained in this letter agreement.

         This agreement shall become effective upon the execution of the Underwriting Agreement by all the parties named therein. Once effective, this agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



YALE UNIVERSITY RETIREMENT PLAN FOR STAFF EMPLOYEES
By: State Street Bank and Trust Company, as Trustee
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Printed Name of Holder



By:  /s/ Kevin M. Sutton
   --------------------------------------------------
     Signature


     Kevin M. Sutton
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Printed Name of Person Signing

(AND INDICATE CAPACITY OF PERSON SIGNING IF
SIGNING AS CUSTODIAN, TRUSTEE, OR ON BEHALF
OF AN ENTITY)